BY-LAWS
                                       OF
                      OPPENHEIMER MULTI-SECTOR INCOME TRUST
                     Amended and Restated as of June 4, 1998


                                    ARTICLE I

Definitions

      The  terms   "Commission",   "Declaration",   "Distributor",   "Investment
Adviser", "Majority Shareholder Vote", "1940 Act", "Shareholder", "Shares", Transfer Agent", "Trust", "Trust Property", and "Trustees" have the respective meanings given them in the Declaration of Trust of OPPENHEIMER MULTI-SECTOR INCOME TRUST dated February 22, 1988, as amended from time to time.

                                   ARTICLE II

                                     Offices

     SECTION 2.1. Principal  Office.  Until  changed  by  the  Trustees,   the
       principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

      SECTION 2.2. Other Offices. In addition to its principal office in the Commonwealth of Massachusetts, the Trust may have an office or offices in the City of New York, State of New York, and at such other places within and without the Commonwealth as the Trustees may from time to time designate or the business of the Trust may require.


                                   ARTICLE III

Shareholders' Meetings

      SECTION 3.1. Place of Meetings. Meetings of Shareholders shall be held at such place, within or without the Commonwealth of Massachusetts, as may be designated from time to time by the Trustees.

      SECTION 3.2. Annual Meetings. An annual meeting of Shareholders, at which the Shareholders shall elect Trustees and transact such other business as may properly come before the meeting, shall be held each year on such date and at such time as shall be fixed by the Board of Trustees.

      SECTION 3.3. Special Meetings. Special meetings of Shareholders of the Trust shall be held whenever called by the Board of Trustees or the President of the Trust. Special meetings of Shareholders shall also be called by the Secretary upon the written request of the holders of Shares entitled to vote not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Trust of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of Shareholders held during the preceding twelve months.

      SECTION 3.4. Notice of Meetings. Written or printed notice of every Shareholders' meeting stating the place, date, and purpose or purposes thereof, shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each Shareholder entitled to vote at such meeting. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Trust.

      SECTION 3.5. Quorum and Adjournment of Meetings. Except as otherwise provided by law, by the Declaration or by these By-Laws, at all meetings of Shareholders the holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the Shareholders present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time. Any adjourned meeting may be held as adjourned without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted as if the meeting had been held as originally called.

      SECTION 3.6. Voting Rights, Proxies. At each meeting of Shareholders, each holder of record of Shares entitled to vote thereat shall be entitled to one vote in person or by proxy, executed in writing by the Shareholder or his duly authorized attorney-in-fact, for each Share of beneficial interest of the Trust and for the fractional portion of one vote for each fractional Share entitled to vote so registered in his name on the records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or Officers of the Trust.

      SECTION 3.7. Vote Required. Except as otherwise provided by law, by the Declaration of Trust, or by these By-Laws, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by Majority Shareholder Vote.

      SECTION 3.8. Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

      SECTION 3.9. Inspection of Books and Records. Shareholders shall have such rights and procedures of inspection of the books and records of the Trust as are granted to Shareholders under the Corporations and Associations Law of the State of Massachusetts.

      SECTION 3.10. Action by Shareholders Without Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.


                                   ARTICLE IV

                                    Trustees

      SECTION 4.1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or special meetings of the Trustees. Regular meetings of the Trustees may be held at such time and place as shall be determined from time to time by the Trustees without further notice. Special meetings of the Trustees may be called at any time by the President and shall be called by the President or the Secretary upon the written request of any two (2) Trustees.


      SECTION 4.2. Notice of Special Meetings. Written notice of special meetings of the Trustees, stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each Trustee, personally, by telegram, by mail, or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Trustee at his address as it appears on the records of the Trust. Subject to the provisions of the 1940 Act, notice or waiver of notice need not specify the purpose of any special meeting.

      SECTION 4.3. Telephone Meetings. Except as may otherwise be required by law, any Trustee, or any member or members of any committee designated by the Trustees, may participate in a meeting of the Trustees, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

      SECTION 4.4. Quorum, Voting and Adjournment of Meetings. At all meetings of the Trustees, a majority of the Trustees shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the Trustees present shall be the act of the Trustees, unless the concurrence of a greater proportion is expressly required for such action by law, the Declaration or these By-Laws. If at any meeting of the Trustees there be less than a quorum present, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

      SECTION 4.5. Action by Trustees Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the Trustees entitled to vote upon the action and such written consent is filed with the minutes of proceedings of the Trustees.

      SECTION 4.6. Expenses and Fees. Each Trustee may be allowed expenses, if any, for attendance at each regular or special meeting of the Trustees, and each Trustee who is not an officer or employee of the Trust or of its investment manager or underwriter or of any corporate affiliate of any of said persons shall receive for services rendered as a Trustee of the Trust such compensation as may be fixed by the Trustees. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

      SECTION 4.7. Execution of Instruments and Documents and Signing of Checks and Other Obligations and Transfers. All instruments, documents and other papers shall be executed in the name and on behalf of the Trust and all checks, notes, drafts and other obligations for the payment of money by the Trust shall be signed, and all transfer of securities standing in the name of the Trust shall be executed, by the President, any Vice President or the Treasurer or by any one or more officers or agents of the Trust as shall be designated for that purpose by vote of the Trustees.

      SECTION 4.8.   Indemnification  of Trustees,  Officers,  Employees  and
Agents.

                     (a) As used in this Declaration of Trust the following terms shall have the meanings set forth below:
                     (i) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee, partner, Director or officer of another trust, partnership, corporation or association whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;
                     (ii) the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;
                     (iii) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;
                     (iv)  the  term  "covered  expenses"  shall  mean  expenses
      (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and
                     (v) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.
                     (b) The Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of a disabling conduct.
                     (c) Except as set forth in paragraph (b) above, the Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, such indemnification by the Trust to be to the fullest extent now or hereafter permitted by any applicable law unless the By-Laws limit or restrict the indemnification to which any indemnitee may be entitled. The Board of Trustees may adopt By-Law provisions to implement paragraphs (a), (b) and (c) hereof.
                     (d) Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by applicable law or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by applicable law. Such rights to indemnification shall not, except as otherwise provided by law, be deemed exclusive of any other rights to which such indemnitee may be entitled under any statute, By-Law, contract or otherwise.
                     (e) In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any such claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

      SECTION 4.9 Removal, Resignation and Retirement. The Board of Trustees, by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding fifteen, and may elect Trustees to fill the vacancies occurring for any reason, including vacancies created by any such increase in the number of Trustees until the next annual meeting or until their successors are duly elected and qualify; the Board of Trustees, by the vote of a majority of the entire Board, may likewise decrease the number of Trustees to a number not less than three but the tenure of the office of any Trustee shall not be affected by any such decrease. In the event that after the proxy material has been printed for a meeting of Shareholders at which Trustees are to be elected and any one or more nominees named in such proxy material dies or become incapacitated, the authorized number of Trustees shall be automatically reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine. A Trustee at any time may be removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of the majority of the outstanding Shares of the Trust, present in person or by proxy at any meeting of Shareholders at which such vote may be taken, provided that a quorum is present. Any Trustee at any time may be removed for cause by resolution duly adopted at any meeting of the Board of Trustees provided that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two thirds of the Trustees whose removal is not proposed. As used herein, "for cause" shall mean any cause which under Massachusetts law would permit the removal of a Trustee of a business trust.

      Any Trustee may resign or retire as Trustee by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument and shall be effective as to the Trust and each Series of the Trust hereunder. Notwithstanding the foregoing, any and all Trustees shall be subject to the provisions with respect to mandatory retirement set forth in the Trust's Retirement Plan for Non-Interested Trustees or Directors adopted by the Trust, as the same may be amended from time to time.
                                    ARTICLE V

                                   Committees

      SECTION 5.1. Executive and Other Committees. The Trustees, by resolution adopted by a majority of the Trustees, may designate an Executive Committee and/or other committees, each committee to consist of two (2) or more of the Trustees of the Trust and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in place of such absent member. Each such committee shall keep a record of its proceedings.

      The Executive Committee and any other committee shall fix its own rules or procedure, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action.

      All actions of the Executive Committee shall be reported to the Trustees at the meeting thereof next succeeding to the taking of such action.

      SECTION 5.2. Advisory Committee. The Trustees may appoint an advisory committee which shall be composed of persons who do not serve the Trust in any other capacity and which shall have advisory functions with respect to the investments of the Trust but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Trust. The number of persons constituting any such advisory committee shall be determined from time to time by the Trustees. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Trustees may from time to time determine to be appropriate.

      SECTION 5.3. Committee Action Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Trustees appointed pursuant to Section 5.1 of these By-Laws may be taken without a meeting if a consent in writing setting forth the action shall be signed by all members of the Committee entitled to vote upon the action and such written consent is filed with the records of the proceedings of the Committee.


                                   ARTICLE VI

                                    Officers

      SECTION 6.1. Executive Officers. The executive officers of the Trust shall be a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Chairman shall be selected from among the Trustees but none of the other executive officers need be a Trustee. Two or more officers, except those of President and any Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.


      The executive officers of the Trust shall be elected annually by the Trustees and each executive officer so elected shall hold office until his successor is elected and has qualified.

      SECTION 6.2. Other Officers and Agents. The Trustees may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and may elect, or may delegate to the President the power to appoint, such other officers and agents as the Trustees shall at any time or from time to time deem advisable.

      SECTION 6.3. Term and Removal and Vacancies. Each officer of the Trust shall hold office until his successor is elected and has qualified. Any officer or agent of the Trust may be removed by the Trustees whenever, in their judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

      SECTION 6.4. Compensation of Officers. The compensation of officers and agents of the Trust shall be fixed by the Trustees, or by the President to the extent provided by the Trustees with respect to officers appointed by the President.

      SECTION 6.5. Power and Duties. All officers and agents of the Trust, as between themselves and the Trust, shall have such authority and perform such duties in the management of the Trust as may be provided in or pursuant to these By-Laws, or to the extent not so provided, as may be prescribed by the Trustees; provided, that no rights of any third party shall be affected or impaired by any such By-Law or resolution of the Trustees unless he has knowledge thereof.

      SECTION 6.6.   The   Chairman.   The  Chairman   shall  preside  at  all
meetings of the Shareholders and of the Trustees, and he shall perform such other duties as the Trustees may from time to time prescribe.

      SECTION 6.7. The President. The President shall be the chief executive officer of the Trust; he shall have general and active management of the business of the Trust, shall see that all orders and resolutions of the Trustees are carried into effect, and, in connection therewith, shall be authorized to delegate to one or more Vice Presidents such of his powers and duties at such times and in such manner as he may deem advisable.

      SECTION 6.8. The Vice Presidents. The Vice President shall be of such number and shall have such titles as may be determined from time to time by the Trustees. The Vice President, or, if there be more than one, the Vice Presidents in the order of their seniority as may be determined from time to time by the Trustees or the President, shall, in the absence or disability of the President, exercise the powers and perform the duties of the President, and he or they shall perform such other duties as the Trustees or the President may from time to time prescribe.

      SECTION 6.9. The Assistant Vice Presidents. The Assistant Vice President, or, if there be more than one, the Assistant Vice Presidents, shall perform such duties and have such powers as may be assigned them from time to time by the Trustees or the President.

      SECTION 6.10. The Secretary. The Secretary shall attend all meetings of the Trustees and all meetings of the Shareholders and record all the proceedings of the meetings of the Shareholders and of the Trustees in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Trustees, and shall perform such other duties and have such powers as the Trustees, or the President, may from time to time prescribe. He shall keep in safe custody the seal of the Trust and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

      SECTION 6.11. The Assistant Secretaries. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Trustees or the President, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such duties and have such other powers as the Trustees or the President may from time to time prescribe.

      SECTION 6.12. The Treasurer. The Treasurer shall be the chief financial officer of the Trust. He shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Trust, and he shall render to the Trustees and the President, whenever any of them require it, an account of his transactions as Treasurer and of the financial condition of the Trust; and he shall perform such other duties as the Trustees, or the President, may from time to time prescribe.

      SECTION 6.13. The Assistant Treasurers. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees or the President, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Trustees, or the President, may from time to time prescribe.

      SECTION 6.14. Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the Trustees may deem it desirable, the Trustees may delegate the powers and duties of an officer or officers to any other officer or officers or to any Trustee or Trustees.


                                   ARTICLE VII

                           Dividends and Distributions

      Subject to any applicable provisions of law and the Declaration, dividends and distributions upon the Shares may be declared at such intervals as the Trustees may determine, in cash, in securities or other property, or in Shares, from any sources permitted by law, all as the Trustees shall from time to time determine.

      Inasmuch as the computation of net income and net profits from the sale of securities or other properties for federal income tax purposes may vary from the computation thereof on the records of the Trust, the Trustees shall have power, in their discretion, to distribute as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the Trust to avoid or reduce liability for federal income taxes.

                                  ARTICLE VIII

                             Certificates of Shares

      SECTION 8.1. Certificates of Shares. Certificates for Shares of the Trust shall be in such form and of such design as the Trustees shall approve, subject to the right of the Trustees to change such form and design at any time or from time to time, and shall be entered in the records of the Trust as they are issued. Each such certificate shall bear a distinguishing number; shall exhibit the holder's name and certify the number of full Shares owned by such holder; shall be signed by or in the name of the Trust by the President, or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer and an Assistant Treasurer of the Trust; shall be sealed with the seal; and shall contain such recitals as may be required by law. Where any certificate is signed by a Transfer Agent or by a Registrar, the signature of such officers and the seal may be facsimile, printed or engraved. The Trust may, at its option, determine not to issue a certificate or certificates to evidence Shares owned of record by any Shareholder.

      In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Trust, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust, such certificate or certificates shall, nevertheless, be adopted by the Trust and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall appear therein had not ceased to be such officer or officers of the Trust.
      No certificate shall be issued for any share until such share is fully paid.

      SECTION 8.2 Transfer of Shares. Shares shall be transferable on the books of the Trust by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Trust or its agent may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Trustees.
      SECTION 8.3 Share Ledgers. The share ledgers of the Trust, containing the name and address of the Shareholders of the Trust and the number of shares held by them respectively, shall be kept at the principal offices of the Trust or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust.

      SECTION 8.4. Lost, Stolen, Destroyed and Mutilated Certificates. The Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft, or destruction; and the Trustees may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Trust and to such Registrar, Transfer Agent and/or Transfer Clerk as may be authorized or required to countersign such new certificate or certificates, a bond in such sum and of such type as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.

                                   ARTICLE IX

                                Waiver of Notice

     Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees, or of any committee is required to be given in accordance with law or under the provisions of the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders, Trustees or committee, as the case may be, in person, shall be deemed equivalent to the giving of such notice to such person.


                                    ARTICLE X

                                  Miscellaneous

      SECTION 10.1. Location of Books and Records. The books and records of the Trust may be kept outside the Commonwealth of Massachusetts at such place or places as the Trustees may from time to time determine, except as otherwise required by law.

      SECTION 10.2. Record Date. The Trustees may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of Shareholders not less than ten (10) days, prior to the date on which particular action requiring such determination of Shareholders is to be taken. In lieu of fixing a record date the Trustees may provide that the transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the transfer books are closed for the purpose of determining Shareholders entitled to notice of a vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.
      SECTION 10.3. Seal. The Trustees shall adopt a seal, which shall be in such form and shall have such inscription thereon as the Trustees may from time to time provide. The seal of the Trust may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts business corporation under Massachusetts law.

      SECTION 10.4. Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees may by resolution specify, and the Trustees may by resolution change such date for future fiscal years at any time and from time to time.

      SECTION 10.5. Orders for Payment of Money. All orders or instructions for the payment of money of the Trust, and all notes or other evidences of indebtedness issued in the name of the Trust, shall be signed by such officer or officers or such other person or persons as the Trustees may from time to time designate, or as may be specified in or pursuant to the agreement between the Trust and the bank or trust company appointed as Custodian of the securities and funds of the Trust.


                                   ARTICLE XI

                       Compliance with Federal Regulations

     The Trustees are hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Trust is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Trust is required.


                                   ARTICLE XII

                                   Amendments

     These By-Laws may be amended, altered, or repealed, or new By-Laws may be adopted, (a) by a Majority Shareholder Vote, or (b) by the Trustees; provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration, or these By-Laws, a vote of the Shareholders. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.


                                  ARTICLE XIII

                              Declaration of Trust

           The Declaration of Trust establishing Oppenheimer Special Government Trust, dated February 22, 1988, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Oppenheimer Premium Government Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Trust, but the Trust Estate only shall be liable.